CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 In connection with the Annual Report of SkyLynx Communications, Inc., formerly StarCom Wireless Networks, Inc. (the "Company") on Form 10-KSB for the year ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report'), I, Gary L. Brown, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gary L. Brown
Gary L. Brown, President,
Chief Executive Officer and
and Chief Financial Officer
October 20, 2003